Sub-Management Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; Schedule A amended as of March 24, 2016 Incorporated by reference to Post-Effective Amendment No. 165 to the Registrants Registration Statement filed on March 25, 2016